SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: February 17, 2009
Date of Submission: March 2, 2009

THE MINT LEASING, INC.
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-125907	87-0579824
(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President

The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008

(Address of principal executive offices)

(713) 665-2000
 (Registrant’s telephone number, including area code)

ITEM 1.01- Entry into a Material Definitive Agreement.

The two Form 8-Ks filed on March 2 and 3, 2009 are in need of correction. The Company has never cancelled the Engagement Agreement for Investment Banking Services dated February 17, 2009 (the “Engagement Agreement”) between Triumph Global Securities, Ltd. (“Triumph”) and the Company, nor doubted Triumph’s ability to perform its obligations, nor sought to recover any payments under the Engagement Agreement. Rather, the Company values its relationship with Triumph and looks forward to continuing to work with Triumph toward the objectives set forth in the Engagement Agreement.

ITEM 9.01 – Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: March 2, 2009	By:	/s/ Jerry Parish
	Name:	Jerry Parish
	Title:	President